STOCK PURCHASE AGREEMENT

BY AND BETWEEN

HYBRIDON INC. AND

MICROLOGIX BIOTECH INC.

December 17, 2002

8.1	Stock Exchange Approval	12
8.2	Creation of Series C Preferred Shares	12
8.3	Legal Opinion	12
9. LEGAL ADVICE		13
10. FURTHER ASSURANCES		13
11. MICROLOGIX CORPORATE REORGANIZATION		13
11.1	Corporate Reorganization/Permitted Corporate Reorganization	13
11.2	Change in Control Corporate Reorganization	13
12. NOTICES		14
13. WAIVER OF RIGHTS OF WITHDRAWAL		15
14. ENTIRE AGREEMENT		15
15. INTERPRETATION NOT AFFECTED BY HEADINGS		15
16. ASSIGNMENT AND INUREMENT		15
16.1	Assignment	15
16.2	Inurement	16
17. EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES		16
18. APPLICABLE LAW		16

SCHEDULES

Schedule 2.4.1 - Schedule “B”, Part 29, Special Rights and Restrictions Attaching to the Redeemable, Convertible Preferred Shares of Micrologix, Series C, as a Series

Schedule 2.4.3 – Form of Opinion of Counsel to Micrologix – Common Shares Freely Resaleable

Schedule 5 – Form of Declaration for Removal of Legend

Schedule 5.1.1 - Legend For Payment Shares

Schedule 5.1.2 - Legend For Common Shares

Schedule 7.1 - The Toronto Stock Exchange Private Placement Questionnaire and Undertaking

Schedule 8.3 – Form of Opinion of Counsel to Micrologix – Issuance of Payment Shares and Common Shares

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 17th day of December, 2002.

BY AND BETWEEN:

HYBRIDON INC., a Delaware corporation having an address of 345 Vassar Street, Cambridge, Massachusetts 02139, USA

(“Hybridon”)

AND:

MICROLOGIX BIOTECH INC., a British Columbia company having a place of business at 3650 Wesbrook Mall, Vancouver, B.C. V6S 2L2, Canada

(“Micrologix”)

PREAMBLE

A.

WHEREAS pursuant to that certain collaboration and license agreement (the “License Agreement”) entered into by Hybridon and Micrologix, dated as of September 11, 2002, Hybridon and Micrologix agreed to collaborate in the discovery, development and commercialization of HPV Antisense Products (as defined in the License Agreement) as more particularly described in the License Agreement;

B.

AND WHEREAS, in connection with the License Agreement, Micrologix wishes to issue and Hybridon wishes to subscribe for 5,500,000 Redeemable, Convertible Preferred Shares, Series C, in the capital of Micrologix (the “Payment Shares”);

NOW THEREFORE, in consideration of the covenants, rights and obligations contained in this Stock Purchase Agreement, the preamble forming an integral part of this Stock Purchase Agreement, the parties agree as follows:

1.

SUBSCRIPTION, ISSUANCE, CLOSING AND DELIVERY

1.1

Issuance and Closing

Subject to the terms and conditions of this Stock Purchase Agreement, Micrologix hereby agrees to issue to Hybridon and Hybridon hereby agrees to subscribe for and acquire (the “Subscription”) from Micrologix, the Payment Shares. The closing of the sale and purchase of the Payment Shares under this Stock Purchase Agreement (the “Closing”) shall take place at 10:00 a.m. (Vancouver time) as of the date hereof, at the offices of Farris, Vaughan, Wills & Murphy, Vancouver, British Columbia, or at such other time or place as Micrologix and Hybridon may mutually agree.

1.2

Delivery

As soon as practicable, but not later than five Business Days after the Closing, subject to the terms and conditions hereof, Micrologix will deliver to Hybridon certificates, each representing the number of Payment Shares to either be converted or redeemed pursuant to an applicable “Milestone Payment” as defined and as set forth in Article 29.7.1 of Part 29, Special Rights and Restrictions attaching to the Redeemable, Convertible Preferred Shares, Series C, as a Series (the “Series C Special Rights and Restrictions”) and registered in the name of Hybridon, as partial consideration for the rights, licenses and sublicenses granted by Hybridon to Micrologix under the License Agreement.

2.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF MICROLOGIX

Micrologix hereby represents, warrants and covenants to Hybridon and acknowledges that Hybridon is relying upon the accuracy of each and every one of such representations, warranties and covenants in connection with the Subscription:

2.1

Good Standing; Qualifying Issuer

2.1.1

Micrologix is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Quebec, the rules, their respective regulations, prescribed forms, orders and rulings made thereunder and the policy statements issued by the securities commissions or other applicable securities regulatory authorities thereunder (the “Canadian Securities Laws”) and is in material compliance with the by-laws, rules and regulations of The Toronto Stock Exchange.

2.1.2

Micrologix is a “qualifying issuer” (as that term is defined in Multilateral Instrument 45-102 Resale of Securities) (“MI 45-102”) and shall use all commercially reasonable efforts to remain a “qualifying issuer” under MI 45-102.  According to Canadian Securities Laws, by virtue of the application of MI 45-102, the Common shares in the capital of Micrologix (the “Common Shares”), issuable to Hybridon upon conversion of the Payment Shares, will be freely resaleable in Canada on The Toronto Stock Exchange provided that the following conditions are met at the time of the trade: (i) Micrologix is or has been a reporting issuer in a jurisdiction listed in Appendix B of MI 45-102 for a period of four months immediately preceding the trade; (ii) the trade is not a “control distribution”, as defined in MI 45-102; (iii) at least four months have elapsed from the date hereof; (iv) a certificate representing the securities was issued that carried a legend stating: “Unless permitted under securities legislation, the holder of the securities shall not trade the securities before the date that is four months and a day after the date of the Closing under the Stock Purchase Agreement”; (v) no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade; (vi) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and (vii) if the selling security holder is an insider or officer of Micrologix, the selling security holder has no reasonable grounds to believe that the issuer is in default of Canadian Securities Laws.

2.2

Incorporation

Micrologix (i) is organised and is validly existing as a company in good standing under the laws of its jurisdiction of incorporation and continuance, (ii) is duly licensed and registered and qualified as a company to do business in each jurisdiction in which it owns or leases property or carries on business, unless in each case, the failure to so qualify in any such jurisdiction would not have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of Micrologix and its operating subsidiaries taken as a whole (a “Material Adverse Effect”), and (iii) has all necessary corporate power to own its properties and to carry on its business.  Micrologix has furnished to Hybridon complete and accurate copies of its Certificate of Incorporation, Certificate of Change of Name and Articles, each as amended to date and presently in effect.  Micrologix is not in default under or in breach of, or in violation of, any such provision of its Certificate of Incorporation, Certificate of Change of Name or Articles.

2.3

Valid Agreement

Micrologix has the requisite corporate power, capacity and authority (i) to execute, deliver and perform its obligations under this Stock Purchase Agreement; (ii) to issue the Payment Shares to Hybridon (or its designated assigns) in the manner and for the purposes set out in this Stock Purchase Agreement; and (iii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Stock Purchase Agreement.  All corporate action on the part of Micrologix, its officers, directors and shareholders necessary for the authorisation of the execution and delivery of this Stock Purchase Agreement, and the performance of all obligations of Micrologix hereunder and the authorisation of the issuance and delivery of the Payment Shares and the Common Shares issuable upon the conversion of the Payment Shares has been taken or will be taken at or prior to the date hereof, and this Stock Purchase Agreement is duly executed and delivered by Micrologix and constitutes a valid and legally binding obligation of Micrologix, enforceable in accordance with its terms.

2.4

Consideration

2.4.1

Rights and Restrictions Attaching to Payment Shares  The Payment Shares shall have rights and restrictions attaching to them described in the Series C Special Rights and Restrictions attached as Schedule 2.4.1 and as described herein.

2.4.2

Termination of Micrologix Conversion Right  To the extent permitted by applicable law, if for a period of ninety consecutive Trading Days (as that term is as defined in the Series C Special Rights and Restrictions), the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, The NASDAQ National Market, the New York Stock Exchange and/or the American Stock Exchange (a “Stock Exchange”) or are suspended, cease traded or are delisted from all Stock Exchanges for a period of ninety consecutive Trading Days (a “Delisting of Common Shares”), then, subject to the Series C Special Rights and Restrictions, the Company shall, upon such Delisting of Common Shares, redeem all of the Payment Shares still issued and outstanding as of such date for which the right of Conversion or Redemption (as those terms are defined in the Series C Special Rights and Restrictions) has not theretofore been exercised, for an aggregate redemption price of $1 and any payments that were or would otherwise have become payable under Section 29.7.1 of the Series C Special Rights and Restrictions shall be payable under Section 4.1(b) or Section 4.3(b) of the License Agreement in cash within ten Business Days following the achievement or occurrence of the corresponding Milestones.

2.4.3

Opinion of Counsel  Upon the conversion of, and as a condition to the conversion of, the Payment Shares into Common Shares pursuant to the Series C Special Rights and Restrictions, Hybridon and Micrologix’s transfer agent shall receive an opinion from counsel to Micrologix substantially in the form attached hereto as Schedule 2.4.3 to the effect that the Common Shares issuable to Hybridon upon conversion of the Payment Shares will be freely resaleable and transferable, in Canada on The Toronto Stock Exchange or, if the Toronto Stock Exchange is not the principal securities exchange for Common Shares, Hybridon and Micrologix’s transfer agent shall receive an opinion from counsel to Micrologix in a form reasonably acceptable to Hybridon and Micrologix’s transfer agent to the effect that the Common Shares issuable to Hybridon will be freely resaleable and transferable, on such other Stock Exchange.

2.4.4

Micrologix Obligation to Make Hybridon Whole  If, upon Micrologix becoming obligated to redeem or convert any of the Payment Shares pursuant to Article 29.7.1 of the Series C Special Rights and Restrictions:

2.4.4.1

Micrologix is not permitted by applicable law to redeem any portion of the Payment Shares required to be redeemed (if not otherwise converted, as the case may be), Micrologix shall pay to Hybridon within 10 Business Days after the occurrence of the Milestone resulting in Micrologix becoming obligated to redeem or convert such Payment Shares, an amount in cash sufficient to make Hybridon whole in respect of such Payment Shares after taking into account any cash amount received by Hybridon, if any, from the redemption of such Payment Shares and the value of the Common Shares issued to Hybridon upon conversion of such Payment Shares based on the “Conversion Price” (as defined in the Series C Special Rights and Restrictions) used in connection with such conversion; provided that if Micrologix has made Hybridon whole in accordance with this Section 2.4.4.1, Micrologix may elect at any time and from time to time thereafter to repurchase, redeem or otherwise acquire all or part of such Payment Shares not redeemed or converted for an aggregate redemption price of $1;

2.4.4.2

Micrologix elects to convert into Common Shares (and not otherwise redeem, as the case may be) any portion of the Payment Shares pursuant to Article 29.7.1 of the Series C Special Rights and Restrictions and if, in accordance with the Series C Special Rights and Restrictions, the “Conversion Price” (as therein defined) is equal to the  “U.S. Dollar Equivalent” (as therein defined) of Cdn $0.88 per share as of the applicable Milestone Date (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares) (the “Conversion Floor Price”), Micrologix, in addition to issuing the Common Shares at the Conversion Floor Price, will pay Hybridon, concurrently with the issuance of the Common Shares, an amount in cash equal to the product of (X)  the amount by which the Conversion Floor Price exceeds the “U.S. Dollar Equivalent”, as of the applicable Milestone Date, of the weighted average of the trading prices of Common Shares on The Toronto Stock Exchange (or if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange) for the five consecutive Trading Days ending on the last Trading Day prior to the occurrence or achievement of the corresponding Milestone and (Y) the number of Common Shares issued upon conversion.

2.4.4.3

If, following a conversion, the weighted average of the trading prices of the Common Shares on The Toronto Stock Exchange (or if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange) for the twenty consecutive Trading Days beginning the first Trading Day after the day Hybridon receives the Common Shares issued upon such Conversion (such price being referred to as the “Subsequent Conversion Price” and such period of Trading Days being referred to as the “Subsequent Conversion Trading Period”) is less than the corresponding Conversion Price (subject to adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares), then within five Business Days following the end of such twenty Trading Day period, Micrologix will pay Hybridon in cash an amount equal to the product of (X) the amount by which the Conversion Price exceeds the Subsequent Conversion Price per Common Share and (Y) the number of Common Shares issued upon such conversion.  Notwithstanding the foregoing, if (i) the result obtained when the number of Common Shares issued upon a conversion is divided by twenty is greater than (ii) one-third of the average daily trading volume of the Common Shares for the twenty Trading Days preceding the date upon which Hybridon receives Common Shares (the “Average Daily Trading Volume”), then the Subsequent Conversion Trading Period shall be extended and the number of Trading Days utilized in the calculation of the Subsequent Conversion Price for purposes of this Section 2.4.4.3 shall be increased from 20 to the number of Trading Days obtained when the number of Common Shares issued upon such conversion is divided by one-third of the Average Daily Trading Volume.  The number of Trading Days obtained shall be rounded to the nearest whole number.

2.4.5

Micrologix Milestone Payment Obligations After Expiry Redemption.  On or after 8 years following the date of the Stock Purchase Agreement (the “Preferred Share Expiry Date”), Micrologix may elect in accordance with Article 29.9 of the Series C Special Rights and Restrictions to redeem all of the Payment Shares then still issued and outstanding as of the Preferred Share Expiry Date, for which the right of Conversion or Redemption (as those terms are defined in the Series C Special Rights and Restrictions) has not theretofore been exercised for an aggregate redemption price of $1 (the “Expiry Redemption”).  Notwithstanding such Expiry Redemption of the Payment Shares, Micrologix shall continue to be obligated to pay Hybridon all unpaid Milestone Payments that are or would have otherwise become payable under Article 29.7.1 of the Series C Special Rights and Restrictions, in cash in accordance with Section 4.1(b) or Section 4.3(b) of the Licence Agreement within ten Business Days following the achievement or occurrence of the corresponding Milestones.

2.5

Compliance with Charter, Other Instruments

The execution, delivery and performance of this Stock Purchase Agreement and the consummation of the transactions contemplated by this Stock Purchase Agreement will not, and to the knowledge of Micrologix, there exists no other facts or circumstances which would (a) constitute or result in Micrologix being in violation of or in default under any provision of its Memorandum and Articles, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Micrologix is a party or by which Micrologix is bound or to which its assets are subject other than any of the foregoing events listed in this clause (b), which do not and will not, individually or in the aggregate, have a Material Adverse Effect, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Micrologix or any of its properties or assets.  For purposes of this Stock Purchase Agreement, “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

2.6

Compliance with Laws

Micrologix has been conducting its business in the ordinary course in compliance with all applicable federal, provincial, state and local laws, rules and regulations of each jurisdiction in which it carries on business and is not in breach of any such laws, rules and regulations where a breach would have a Material Adverse Effect.  Micrologix is duly licensed, registered and qualified and has all material permits and licenses in each jurisdiction in which it carries on business so as to enable it to carry on its business as now conducted by it.  All such licenses, registrations and qualifications are in good standing in all material respects.

2.7

Authorized Capital

The authorized capital of Micrologix consists of 400,000,000 shares divided into: (i) 300,000,000 Common Shares without par value; and (ii) 100,000,000 Preferred shares without par value.

As of the date of this Stock Purchase Agreement, (and immediately prior to the issuance of the Payment Shares), there are 47,372,159 Common Shares issued and outstanding and 1,350,000 Preferred shares issued and outstanding of which 350,000 are Redeemable, Convertible Preferred shares, Series A, in the capital of Micrologix; and 1,000,000 are Redeemable, Convertible Preferred shares, Series B, in the capital of Micrologix.

Except as set forth in the Securities Filings (as defined below), there is no agreement, written or oral, between Micrologix and any holders of its securities, relating to the sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights), registration rights under U.S. or Canadian Securities Laws, or voting, of the capital of Micrologix.

2.8

Issuance of Shares

The issuance, sale and delivery of the Payment Shares in accordance with this Stock Purchase Agreement, and the issuance and delivery of the Common Shares issuable upon conversion of the Payment Shares, have been duly authorized by all necessary corporate action on the part of Micrologix, and all such shares have been duly reserved for issuance. The Payment Shares when so issued and delivered in accordance with the provisions of this Stock Purchase Agreement, and the Common Shares issuable upon conversion of the Payment Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable and free of all encumbrances except pursuant to this Stock Purchase Agreement, applicable securities laws and the Articles of Micrologix.

2.9

Governmental Consents

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a “Governmental Entity”), is required on the part of Micrologix in connection with the offer, issuance and delivery of the Payment Shares, the issuance and delivery of the Common Shares issuable upon conversion of the Payment Shares or the other transactions to be consummated at the Closing, as contemplated by this Stock Purchase Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable U.S. and Canadian federal and state or provincial securities laws. Based on the representations made by Hybridon in Sections 3 and 4 of this Stock Purchase Agreement, the offer and issuance of the Payment Shares to Hybridon will be in compliance with applicable U.S. and Canadian federal and state or provincial securities laws.

2.10

Reports and Financial Statements

Micrologix has previously furnished to Hybridon complete and accurate copies, as amended or supplemented, of its Securities Filings. As of their respective dates, the Securities Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Micrologix included in the Securities Filings (i) complied as to form in all material respects with applicable accounting requirements, when filed, (ii) have been prepared in accordance with Canadian GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Micrologix as of the respective dates thereof and for the periods referred to herein and (iv) are consistent with the books and records of Micrologix.  For purposes of this Section 2.10, “Securities Filings” shall mean all reports filed by Micrologix with provincial securities commissions and the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, during the period from September 1, 2001 to the date of this Stock Purchase Agreement.

2.11

Material Adverse Change

Since July 31, 2002, there has not occurred any event or circumstance that has had or would be expected to have a Material Adverse Effect.

3.

REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF HYBRIDON

Hybridon hereby represents and warrants to Micrologix and acknowledges that Micrologix is relying upon the accuracy of each and every one of such representations and warranties in connection with the Subscription, and, without limitation, the determination of Hybridon’s eligibility to subscribe for the Payment Shares:

3.1

Own Account

Hybridon is subscribing for the Payment Shares as principal, for its own account for the purpose of investment, and not for the benefit of any other person or with a view to resale or in connection with any distribution thereof, and Hybridon was not created, established or organised solely to subscribe for the Payment Shares or any other securities, or to permit purchases of securities without a prospectus, in reliance on an exemption from the registration and prospectus requirements of applicable securities legislation and the fair value of the purchased assets is not less than (Cdn) $100,000.00.

3.2

Valid Agreement

Hybridon has the requisite corporate power, capacity and authority (i) to execute, deliver and perform its obligations under this Stock Purchase Agreement and (ii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Stock Purchase Agreement.  All corporate action on the part of Hybridon, necessary for the authorisation of the execution and delivery of this Stock Purchase Agreement, and the performance of all obligations of Hybridon hereunder has been taken or will be taken at or prior to the date of the Stock Purchase Agreement, and this Stock Purchase Agreement constitutes a valid and legally binding obligation of Hybridon, enforceable in accordance with its terms.

3.3

Independent Advice

Hybridon has been independently advised as to and is aware of the applicable restrictions on the resale of the Payment Shares imposed by securities legislation and of the fact that Hybridon may not be able to resell the Payment Shares, except in accordance with applicable securities legislation and regulatory policies.

3.4

Bearing of Risks

Hybridon has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment, and is able to bear the economic risk of loss of its investment.  Except for the representations of Micrologix stated or referred to in this Stock Purchase Agreement and the Securities Filings, Hybridon’s decision to enter into this Stock Purchase Agreement and to subscribe for the Payment Shares has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of Micrologix.

4.

ADDITIONAL U.S. REPRESENTATIONS AND WARRANTIES OF HYBRIDON

Hybridon hereby represents and warrants to Micrologix as of the date of this Stock Purchase Agreement as follows:

4.1

Payment Shares for Own Account

The Payment Shares are being subscribed for by Hybridon for investment purposes only, for the account of Hybridon and not with the view to any resale or distribution thereof, and, in particular, it has no present intention to distribute either directly or indirectly any of the Payment Shares in the United States or to U.S. persons.

4.2

Information Requests

Hybridon acknowledges that it has been offered the opportunity to ask questions and receive answers concerning Micrologix and its proposed business, and that all requests for such information have been complied with to Hybridon’s full satisfaction.

4.3

Resale of Payment Shares

Hybridon agrees that if it decides to offer, sell or otherwise transfer any of the Payment Shares, it will not offer, sell or otherwise transfer any of such Payment Shares directly or indirectly, unless:

4.3.1

the sale is to Micrologix;

4.3.2

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

4.3.3

the sale is made in compliance with the exemption from the registration requirements under the 1933 Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with any applicable state securities laws; or

4.3.4

the Payment Shares are sold in a transaction that does not require registration under the 1933 Act or any applicable U.S. state laws and regulations governing the offer and sale of securities.

4.4

No Registration Under 1933 Act; Accredited Investor Exemption

Hybridon understands and acknowledges that the Payment Shares are not, and will not be, registered under the Securities Act of 1933, as amended (“the 1933 Act”); that the Payment Shares being issued hereunder are being offered and sold pursuant to the “accredited investor” exemption under Rule 506 of Regulation D of the 1933 Act.  Hybridon represents and warrants that it is a corporation not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000.

4.5

Restrictions on Transfer

Hybridon hereby consents to Micrologix making a notation on its records or giving instruction to the transfer agent of Micrologix in order to implement the restrictions on transfer set forth and described herein.

5.

LEGEND

5.1.1

Upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable state laws and regulations, each certificate evidencing the Payment Shares shall bear the legend (“Payment Share Legend”) in substantially the form as set out in Schedule 5.1.1;

5.1.2

Upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable state laws and regulations, each certificate evidencing the Common Shares shall bear the legend (“Common Share Legend”) in substantially the form as set out in Schedule 5.1.2;

provided, that if any such Payment Shares or Common Shares, as the case may be, are being sold under clause (b) of the Payment Share Legend or the Common Share Legend, as applicable, at a time when Micrologix is a “foreign issuer” as defined in Rule 902 of Regulation S under the 1933 Act, the legend may be removed by providing a declaration to Micrologix’s transfer agent in substantially the form as set out in Schedule 5, to the effect that the sale of the Payment Shares or Common Shares, as applicable, is being made in compliance with Rule 904 of Regulation S under the 1933 Act.  Micrologix shall be obligated to reissue promptly unlegended certificate(s) at the request of Hybridon, if Hybridon obtains an opinion of counsel to the effect that the Common Shares may be lawfully disposed of without registration, qualification or legends; provided, however, that it is agreed that no opinion of counsel shall be required for transactions made pursuant to Rule 144, Rule 144A or Rule 904 under the 1933 Act.

6.

SURVIVAL OF REPRESENTATIONS

Notwithstanding the completion of the transactions contemplated by this Stock Purchase Agreement, and except as otherwise stated herein, the representations, warranties and covenants made by Hybridon and Micrologix under this Stock Purchase Agreement will survive for the later of (i) the term of the License Agreement and (ii) six months after the date on which Hybridon ceases to own any Payment Shares.

7.

REGULATORY FILINGS

7.1

Documentation

Hybridon agrees and undertakes to execute and deliver all documentation as may be reasonably requested by Micrologix as being required by applicable securities and other legislation and such other further documentation as may be required by The Toronto Stock Exchange to permit the subscription by Hybridon of the Payment Shares on the terms set forth in this Stock Purchase Agreement and, if required, Hybridon will deliver to Micrologix two manually signed copies of The Toronto Stock Exchange Private Placement Questionnaires and Undertakings prepared by Micrologix’s counsel, a copy of which is attached as Schedule 7.1;

Micrologix will pay all required filing fees payable to the Canadian securities regulatory authorities and The Toronto Stock Exchange, if any.

7.2

Filing Reports

If required by applicable securities legislation, policy or order, or by any securities commission, The Toronto Stock Exchange or other regulatory authority, Hybridon will execute, deliver and file or assist Micrologix in filing such reports, undertakings and other documents with respect to the sale and issuance of the Payment Shares as may be required by any securities commission or other regulatory authority (including, without limitation, any modification or correction to the Private Placement Questionnaires and Undertakings which may be required by The Toronto Stock Exchange).

7.3

Copies of consents and approvals

Micrologix shall provide to Hybridon copies of all (i) prospectus exemption applications filed pursuant to the Canadian Securities Laws with respect to the Payment Shares, the Common Shares or any of the transactions contemplated herein, (ii) notices to The Toronto Stock Exchange or any other applicable Stock Exchange of issuance of securities with respect to any of the transactions contemplated herein; and (iii) all official written correspondence between the Company and the Stock Exchanges related to the foregoing clauses (i) and (ii).

8.

CLOSING DELIVERIES

Notwithstanding anything in this Stock Purchase Agreement, the obligations of Hybridon to complete the transactions provided for in this Stock Purchase Agreement will be subject to the delivery by Micrologix of the following items at or prior to the date of this Stock Purchase Agreement:

8.1

Stock Exchange Approval

Micrologix shall provide to Hybridon written evidence that it has obtained the consent of The Toronto Stock Exchange as to the terms and conditions of this Stock Purchase Agreement and the transactions contemplated hereby, and copies of Micrologix’s application or applications and any related submissions made by or on behalf of Micrologix to The Toronto Stock Exchange, as and when filed or submitted, including without limitation notice of the proposed issue of the Payment Shares and Common Shares.

8.2

Creation of Series C Preferred Shares

Micrologix shall deliver to Hybridon copies of the Memorandum and Articles, including the amendments thereto designating the Series C Preferred Shares and creating, defining and attaching the Series C Special Rights and Restrictions, as certified by the Registrar of Companies of British Columbia.

8.3

Legal Opinion

Hybridon shall have received an opinion of counsel to Micrologix in the form attached hereto as Schedule 8.3.

9.

LEGAL ADVICE

Hybridon acknowledges and agrees that it is responsible for obtaining such legal advice as it considers appropriate in connection with the execution, delivery and performance by it of this Stock Purchase Agreement and the transactions contemplated under this Stock Purchase Agreement.

10.

FURTHER ASSURANCES

At the date of this Stock Purchase Agreement and thereafter as may be necessary or desirable, and without further consideration, each party shall deliver such documents, certificates, assurances and other instruments as may be reasonably required to carry out the provisions of this Stock Purchase Agreement.

11.

MICROLOGIX CORPORATE REORGANIZATION

11.1

Corporate Reorganization/Permitted Corporate Reorganization

Upon the request of Micrologix, Hybridon covenants and agrees to provide its consent and to vote its Payment Shares from time to time as required as a holder of Payment Shares (but only for so long as it remains a holder of Payment Shares) in respect of any capital reorganization, reclassification, subdivision or consolidation of the capital of Micrologix or consolidation, merger, arrangement or amalgamation (statutory or otherwise) of Micrologix with or into another company or body corporate (a “Corporate Reorganization”) involving Micrologix that is a “Permitted Corporate Reorganization” in the same manner and in the same proportion as the votes cast by the holders of Common Shares in respect of such Permitted Corporate Reorganization.

A “Permitted Corporate Reorganization” is a Corporate Reorganization in which the Common Shares (but not the Payment Shares) are converted into or exchanged for securities, cash or other property, and Hybridon holds Payment Shares which have not been converted or redeemed (or are not to be converted or redeemed) prior to the record date for such Corporate Reorganization.

Hybridon shall execute and/or cause to be delivered to Micrologix such instruments and other documents, including consent resolutions of holders of Payment Shares, instruments of proxy, voting agreements, and shall take such other actions as Micrologix may reasonably request for the purpose of effecting Hybridon’s consent and vote of any such Permitted Corporate Reorganizations and in connection with any proceedings associated therewith.

11.2

Change in Control Corporate Reorganization

In the event of:

11.2.1

any Corporate Reorganization in which the holders of capital of the Company immediately prior to such Corporate Reorganization do not continue to hold immediately following such Corporate Reorganization at least 60%, by voting power and economic interest, of the capital of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such Corporate Reorganization, the parent corporation of such surviving or resulting corporation; or

11.2.2

the sale, in a single transaction or series of related transactions, by the Company of all or substantially all the assets of the Company (except where such sale is to a wholly owned subsidiary of the Company),

(hereinafter a “Change in Control Corporate Reorganization”), Micrologix shall, as of the date of the Change in Control Corporate Reorganization in accordance with the Series C Special Rights and Restrictions redeem all of the Payment Shares still issued and outstanding as of such date for which the right of Conversion or Redemption (as those terms are described in the Series C Special Rights and Restrictions) has not theretofore been exercised, for an aggregate redemption price of $1 and any payments that are or would otherwise have become payable in accordance with the terms of Article 29.7.1 of the Series C Special Rights and Restrictions shall be paid in cash under Section 4.1(b) or 4.3(b) of the Licence Agreement within 10 Business Days following the achievement or occurrence of the corresponding Milestones.

12.

NOTICES

Notices to Hybridon shall be addressed to: Hybridon, Inc. 345 Vassar Street Cambridge, Massachusetts 02139 USA Telefacsimile: (617) 679-5582 Attention: Chief Executive Officer	With a copy to: Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 USA Telefacsimile: (617) 526-5000 Attention: David E. Redlick, Esq.

Notices to Micrologix shall be addressed to:

Micrologix Biotech Inc.

BC Research Building

3650 Wesbrook Mall

Vancouver, British Columbia V6S 2L2

Telefacsimile:  (604) 221-9688

Attention:  President and C.E.O.

With a copy to:

Farris, Vaughan, Wills & Murphy

P.O. Box 10026, Pacific Centre South

Toronto Dominion Bank Tower

700 West Georgia Street, 26th Floor

Vancouver, British Columbia V7Y 1B3

Telefacsimile:  (604) 661-9349

Attention:  R. Hector MacKay-Dunn

Either Hybridon or Micrologix (each a “Party”) may change its address or contact individual by giving notice to the other Party in the manner herein provided.  Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, or (d) personally delivered, in each case properly addressed in accordance with the paragraph above.  The effective date of notice shall be the actual date of receipt by the Party receiving the same.

13.

WAIVER OF RIGHTS OF WITHDRAWAL

Hybridon expressly waives and releases Micrologix from all rights of withdrawal or rescission to which it might otherwise be entitled pursuant to applicable securities legislation.

14.

ENTIRE AGREEMENT

This Stock Purchase Agreement, together with the License Agreement and any other documents in connection with the transactions contemplated hereby, upon acceptance by Micrologix, will represent the entire agreement of Hybridon and Micrologix with respect to the subject matter of this Stock Purchase Agreement and other than the representations, warranties, covenants contained in or referenced in this Stock Purchase Agreement, the License Agreement and the other documents in connection with the transactions contemplated hereby, there are no representations, warranties, covenants or other agreements relating to the subject matter hereof except as stated or referred to in this Stock Purchase Agreement, the License Agreement or such other documents.

15.

INTERPRETATION NOT AFFECTED BY HEADINGS

The division of this Stock Purchase Agreement into sections and subsections and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Stock Purchase Agreement.

16.

ASSIGNMENT AND INUREMENT

16.1

Assignment

Neither Hybridon nor Micrologix may assign this Stock Purchase Agreement in whole or in part without the consent of the other Party; provided that (i) either Party may assign this Stock Purchase Agreement to any corporation, company, partnership, joint venture or other entity which controls, is controlled by, or is under common control with such Party on the condition that such Party shall remain primarily liable hereunder for the prompt and punctual payment and performance of all obligations of the assignee and (ii) this Stock Purchase Agreement may be assigned by a Party to a third party in connection with a sale of all or substantially all of such Party’s business to which the License Agreement relates.  For purposes of this section, “control” shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

16.2

Inurement

This Stock Purchase Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

17.

EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES

This Stock Purchase Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart.  Signatures provided by facsimile transmission shall be deemed to be original signatures.

18.

APPLICABLE LAW

Any claim, dispute or controversy of whatever nature arising out of or relating to this Stock Purchase Agreement shall be governed by and construed under the laws of the Province of British Columbia, Canada, without regard to its choice of law provisions that would require the application of the laws of a different province or country.

IN WITNESS WHEREOF, each of the parties has caused this Stock Purchase Agreement to be executed on its behalf by a duly authorised officer all as of the date first written above.

HYBRIDON INC.

by its authorized signatory:

______________________________________

Stephen Seiler

Chief Executive Officer

MICROLOGIX BIOTECH INC.

by its authorized signatory:

_________________________________________

James DeMesa

President and C.E.O.

(signatures end)

Schedule 2.4.1

Part 29

Special Rights and Restrictions Attaching to the Redeemable, Convertible Preferred Shares of Micrologix, Series C, as a Series

The third series of Preferred shares of the Company shall be designated the Redeemable, Convertible Preferred Shares, Series C (the “Series C Preferred Shares”) and shall have attached thereto, in addition to the special rights and restrictions attaching to the Preferred shares as a class, the following special rights and restrictions (the “Series C Provisions”):

29.1

DEFINITIONS AND INTERPRETATION

29.1.1

Definitions

Where used in these Series C Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings:

(a)

“Affiliate” means any corporation, company, partnership, joint venture or other entity which controls, is controlled by, or is under common control with a person or entity.  For purposes of this Article 29.1.1(a), “control” shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities;

(b)

“Business Day” means any day that is not a Saturday, Sunday or holiday in British Columbia;

(c)

“Change in Control” means any of the following events unless the Series C Preferred Holder agrees in writing that such an event shall not be considered a Change in Control:

(A)

any Corporate Reorganization in which the holders of capital of the Company immediately prior to such Corporate Reorganization do not continue to hold immediately following such merger or consolidation at least 60%, by voting power and economic interest, of the capital of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(B)

the sale, in a single transaction or series of related transactions, by the Company of all or substantially all the assets of the Company (except where such sale is to a wholly owned subsidiary of the Company);

(d)

“Change in Control Corporate Reorganization” means a Corporate Reorganization that results in a Change in Control;

(e)

“Company Act” has the meaning set forth in Article 29.1.6;

(f)

“Common Shares” means Common shares in the capital of the Company;

(g)

“Conversion” means the conversion of the Series C Preferred Shares into Common Shares pursuant to the terms set forth herein;

(h)

“Conversion Date” has the meaning set forth in Article 29.8.1;

(i)

“Conversion Notice” has the meaning set forth in Article 29.8.2;

(j)

“Conversion Price” means the Current Market Price of Common Shares as of the applicable Milestone Date;

(k)

“Corporate Reorganization” means capital reorganization, reclassification, subdivision or consolidation of the capital of the Company or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate;

(l)

“Current Market Price” of the Common Shares on any date means the U.S. Dollar Equivalent of the weighted average of the trading prices of Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange), for the five consecutive Trading Days ending on the last Trading Day prior to an applicable Milestone Date (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares).  In the event such weighted average trading price is less than the U.S. Dollar Equivalent as of the applicable Milestone Date of Cdn $0.88 (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares), the Current Market Price shall be deemed to equal the U.S. Dollar Equivalent as of the applicable Milestone Date of Cdn $0.88, (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares);

(m)

“Delisting of Common Shares” means the Common Shares have been suspended, cease traded or have been delisted from all Stock Exchanges for a period of ninety consecutive Trading Days or are not then listed and posted for trading on any Stock Exchange for a period of ninety consecutive Trading Days;

(n)

“EMEA” shall mean the European Medicines Evaluation Agency or any successor agency thereof;

(o)

“Expiry Redemption” has the meaning set forth in Article 29.9.5;

(p)

“FDA” means the United States Food and Drug Administration or any successor agency thereof;

(q)

“herein”, “hereto”, “hereunder”, “hereof”, “thereto” and similar expressions mean or refer to these Series C Provisions and not to any particular Article, and the expression “Article” followed by a number or a letter mean and refer to the specific Article of these Series C Provisions;

(r)

“HPV Antisense Product” has the meaning set forth in the License Agreement;

(s)

“License Agreement” means that certain collaboration and license agreement to be entered into between the Company and the Series C Preferred Holder dated as of September 11, 2002;

(t)

“Liquidation Redemption Price” means an amount equal in the aggregate to U.S.$1;

(u)

“Major European Countries” means any of France, Germany, Italy or the United Kingdom;

(v)

“Milestone(s)” has the meaning set forth in Article 29.7.1;

(w)

“Milestone Date” has the meaning set forth in Article 29.7.1;

(x)

“Milestone Payments” has the meaning set forth in Article 29.7.1;

(y)

“Milestone Redemption Price” means an amount equal to U.S. $1 for each Series C Preferred Share to be redeemed (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Series C Preferred Shares);

(z)

“NDA” has the meaning set forth in the License Agreement;

(aa)

“Phase III Clinical Study” has the meaning set forth in the License Agreement;

(bb)

“Preferred Share Expiry Date” has the meaning set forth in Article 29.9.5;

(cc)

“Redemption” means the redemption of the Series C Preferred Shares by the Company;

(dd)

“Redemption Date” has the meaning set forth in Article 29.9.1;

(ee)

“Redemption Notice” has the meaning set forth in Article 29.9.2;

(ff)

“Regulatory Approval” has the meaning set forth in the License Agreement;

(gg)

“Series C Preferred Holder” means the registered holder of the Series C Preferred Shares;

(hh)

“Stock Exchange” means the principal securities exchange on which the Common Shares are listed or posted for trading and includes any one of The Toronto Stock Exchange, The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange;

(ii)

“Stock Purchase Agreement” means the stock purchase agreement to be entered into between the Company and the Series C Preferred Holder, dated as of December 17, 2002;

(jj)

“Trading Day” means any day on which the Stock Exchange is open for business; and

(kk)

“U.S. Dollar Equivalent” means the equivalent amount of U.S. dollars calculated from Canadian currency according to the rate of exchange reported in The Wall Street Journal (Eastern U.S. edition).

29.1.2

Gender

Words importing the singular include the plural and vice versa and words importing any gender include all genders.

29.1.3

Currency

All monetary amounts referred to in these Series C Provisions shall be payable in U.S. dollars by wire transfer or certified cheque.  Whenever conversion from Canadian currency is required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal (Eastern U.S. edition) on each applicable date.

29.1.4

Headings

Headings and subheadings used in these Series C Provisions are for convenience of reference only and shall not affect the construction or interpretation hereof.

29.1.5

Business Day

In the event that any date upon which any action is required to be taken by the Company or the Series C Preferred Holder hereunder, is not a Business Day, then such action shall be required to be taken on or by the next succeeding day that is a Business Day.

29.1.6

Company Act

These Series C Provisions shall be governed by and are subject to the applicable provisions of the Company Act (British Columbia), as such statute may from time to time be amended, varied, replaced or re-enacted (the “Company Act”) and all other laws binding upon the Company and, except as otherwise expressly provided herein, all terms used herein that are defined in the Company Act and not otherwise defined herein shall have the meanings ascribed to them in the Company Act.

29.2

NUMBER OF SERIES C PREFERRED SHARES

The maximum number of Series C Preferred Shares shall be 5,500,000.

29.3

VOTING RIGHTS

Subject to the provisions of the Company Act, the Series C Preferred Holder shall not be entitled to vote the Series C Preferred Shares held by it at any general meeting of members of the Company.  The Series C Preferred Holder shall be entitled to be given notice of and be invited to attend meetings of voting members of the Company.  Upon Conversion in accordance with the provisions hereof, the Common Shares issued in any such Conversion shall have the voting rights equivalent to the voting rights of all other Common Shares.

29.4

DIVIDENDS

No dividends shall be payable on or in respect of the Series C Preferred Shares.

29.5

DISSOLUTION AND LIQUIDATION

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, the Series C Preferred Holder shall be entitled to receive before any distribution is made to holders of Common Shares or any other shares of the Company ranking junior to the Series C Preferred Shares with respect to repayment of capital, the amount equal to the Liquidation Redemption Price.  After payment to the Series C Preferred Holder of the amounts so payable to it, the Series C Preferred Holder shall not be entitled to share in any further distribution of the property or assets of the Company in respect of the Series C Preferred Shares.  Notwithstanding the foregoing, upon such liquidation, dissolution or winding up, all payments that are or would otherwise have become payable on or after the effective date of such liquidation, dissolution or winding up under Article 29.7.1 of these Series C Provisions shall be payable in cash pursuant to Section 4.1(b) or 4.3 of the License Agreement within 10 Business Days following the occurrence of the applicable Milestone.

29.6

COVENANTS

29.6.1

No Impairment

Without the consent of the Series C Preferred Holder, the Company shall not, by amendment of its Memorandum or Articles or through any Corporate Reorganization, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under these Series C Provisions by the Company, but shall at all times and in good faith assist in the carrying out of all of the provisions of these Series C Provisions and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Series C Preferred Holder against impairment.

29.7

MILESTONES

29.7.1

Milestones and Milestone Payments

Upon and subject to the terms and conditions of these Series C Provisions, and Section 2.4.4 of the Stock Purchase Agreement, on or before ten Business Days after the achievement of each milestone (a “Milestone”) described in this Article 29.7.1(a) through (f) (the date of the occurrence or achievement of such Milestone is referred to herein as a “Milestone Date”), Micrologix shall pay to Hybridon the appropriate dollar amount corresponding to the applicable Milestone as set forth below (each, a “Milestone Payment”) through the redemption of a number of Series C Preferred Shares at a price per share equal to the Milestone Redemption Price in accordance with Article 29.9 and/or through the conversion of a number of Series C Preferred Shares into Common Shares having a value based on the then applicable Conversion Price in accordance with Article 29.8 (or a combination thereof) so that in all cases, except as provided by law, the sum of the aggregate Milestone Redemption Price paid and the value of the Common Shares into which the Series C Preferred Shares are converted equals the Milestone Payment set forth below:

(a)

on April 17, 2002, $XXXXXX;

(b)

upon the commencement of the first Phase III Clinical Study of an HPV Antisense Product, $XXXXXX;

(c)

upon the first acceptance of a filing of an NDA by the FDA for an HPV Antisense Product, $XXXXXX;

(d)

upon the first receipt of Regulatory Approval of an NDA for an HPV Antisense Product by the FDA, $XXXXXX;

(e)

upon the first receipt of Regulatory Approval from the EMEA for an HPV Antisense Product in the European Community, or, if earlier, the first receipt of Regulatory Approval of an HPV Antisense Product in any two Major European Countries, $XXXXX; and

(f)

upon the first receipt of Regulatory Approval from the Japanese Koseisho for an HPV Antisense Product in Japan, $XXXXXX.

29.8

CONVERSION

29.8.1

Conversion at Company’s Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article 29.7.1, and this Article 29.8, but subject to the conditions in Article 29.8.5, upon giving notice as hereinafter provided, convert as of a date within ten Business Days of a Milestone Date (the “Conversion Date”) up to the number of Series C Preferred Shares provided with respect to such Milestone in Article 29.7.1, provided such Series C Preferred Shares are still issued and outstanding on such date and the right of Redemption attached thereto has not theretofore been exercised, and issue to the Series C Preferred Holder Common Shares as hereinafter provided in this Article 29.8.

29.8.2

Notice of Conversion

In the case of Conversion of the Series C Preferred Shares, the Company shall, not more than five Business Days after a Milestone Date, mail to the Series C Preferred Holder of the Series C Preferred Shares to be converted pursuant to such Milestone, a notice in writing of the intention of the Company to convert such Series C Preferred Shares (“Conversion Notice”).  Such Conversion Notice shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, or (d) personally delivered, in each case properly addressed to the Series C Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series C Preferred Holder not so appearing then to the last known address of the Series C Preferred Holder, with the effective date of the notice being the actual date of receipt by the recipient of such notice, and shall set out the number of shares being converted, the Conversion Price with respect to the applicable Milestone Date, the Conversion Date for such Conversion, the date upon which the Series C Preferred Shares to be converted must be received by the Company, as well as the place designated for Conversion.

29.8.3

Procedure for Conversion

(a)

On any Conversion Date, in accordance with a Conversion Notice, or thereafter, the Company shall issue certificates for Common Shares, on presentation and surrender at the registered office of the Company or any other place designated in the Conversion Notice of the certificate or certificates representing such Series C Preferred Shares called for Conversion, in the number equal to the number of Series C Preferred Shares to be converted resulting from the occurrence or achievement of said Milestone multiplied by a fraction, the numerator of which is the then Milestone Redemption Price for 1 Series C Preferred Share, and the denominator of which is the Conversion Price as of the date of such Milestone.  The certificates for Common Shares issued by the Company to the Series C Preferred Holder shall be in accordance with the provisions hereof, or in such name or names as the Series C Preferred Holder may direct in writing, provided that if issued in a name other than the Series C Preferred Holder such Series C Preferred Holder shall pay any applicable transfer taxes.  If only part of the Series C Preferred Shares represented by any certificate shall be converted, a new certificate representing the balance of such Series C Preferred Shares shall be issued to the Series C Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(b)

The registered holder of the Common Shares resulting from a Conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends payable to the holders of Common Shares who were holders of record at the close of business on any date on or after the date of such Conversion or the date of such declaration of such dividend.  Subject as aforesaid and subject to the provisions of Article 29.10.1 and 29.10.2 hereof and Section 2.4.4 of the Stock Purchase Agreement, upon Conversion of the Series C Preferred Shares converted pursuant to the achievement of a Milestone, there shall be no further payment or adjustment by the Company on the Common Shares resulting from such Conversion except that the Common Shares so resulting shall thereafter participate with all other Common Shares.

(c)

Upon receipt of the Conversion Notice, the holder of Series C Preferred Shares shall surrender its certificate or certificates for the Series C Preferred Shares to be converted to the Company at the place designated in the Conversion Notice, and shall thereafter receive certificates for the number of Common Shares to which such holder is entitled pursuant hereto. On the Conversion Date, all outstanding Series C Preferred Shares to be converted pursuant to the Conversion Notice shall be deemed to have been converted into Common Shares, which shall be deemed to be outstanding of record, and all rights with respect to the Series C Preferred Shares so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares) will terminate, but excluding the rights of holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Shares into which such Series C Preferred Shares have been converted, and to receive payment of any declared but unpaid dividends thereon. As soon as practicable after the Conversion Date and the surrender of the certificate or certificates for Series C Preferred Shares, the Company shall cause to be issued and delivered to such holder, or on his written order, a certificate or certificates for the number of full Common Shares issuable on such conversion in accordance with the provisions hereof.

(d)

The Company shall not issue fractional shares upon any Conversion but in lieu thereof the Company shall pay any fractional share amount in cash (based upon the Current Market Price used to calculate such fractional share) at the time of delivery of the share certificate representing the number of Common Shares into which the Series C Preferred Shares are converted.

(e)

All Common Shares resulting from any Conversion of Series C Preferred Shares into Common Shares (including whole Common Shares resulting from the consolidation by the Company of fractions of shares which result from Conversions) shall be fully paid and non-assessable.  Nothing herein contained shall effect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Company Act and to issue such shares from time to time.

(f)

The Company shall at all times when the Series C Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series C Preferred Shares, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Shares.

(g)

The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Common Shares upon conversion of Series C Preferred Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that in which the shares of Series C Preferred Shares so converted were registered.

29.8.4

Termination of Conversion Alternative

To the extent permitted by applicable law, if there is a Delisting of Common Shares or a Change in Control, the Company shall, upon such Delisting of Common Shares or as of the date of the Change in Control, redeem all of the Series C Preferred Shares still issued and outstanding as of such date for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 and any payments that are or would otherwise become payable in accordance with the terms of Article 29.7.1 herein shall become payable in cash under Section 4.1(b) or Section 4.3(b) of the License Agreement within 10 Business Days of the occurrence of the applicable Milestone.

29.8.5

Conditions to Conversion

Notwithstanding the foregoing, it shall be a condition to any Conversion contemplated by this Article 29.8 that, and the Company shall only have the right to convert any Series C Preferred Shares pursuant hereto if:

(a)

the Common Shares into which the Series C Preferred Shares are convertible are then listed or posted for trading on a Stock Exchange;

(b)

in the previous 90 day period the Common Shares have not been suspended, cease traded or delisted from any Stock Exchange for a period of 10 consecutive Trading Days;

(c)

the Common Shares to be issued to the Series C Preferred Holder shall, upon issuance, be immediately and freely resaleable and transferable on the Stock Exchange and a written opinion of counsel to the Company to that effect, in a form reasonably acceptable to the Series C Preferred Holder has been delivered to the Series C Preferred Holder and the Company’s transfer agent in accordance with Section 2.4.3 of the Stock Purchase Agreement with the Conversion Notice; and

(d)

the Company pays to the Series C Preferred Holder any amounts owed under Section 2.4.4.2 of the Stock Purchase Agreement.

29.9

REDEMPTION

29.9.1

Redemption at Company’s Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article 29.7.1 and this Article 29.9, and upon giving notice as hereinafter provided, redeem as of a date within ten Business Days of a Milestone Date (the “Redemption Date”) up to the number of Series C Preferred Shares provided with respect to such Milestone in Article 29.7.1, provided such Series C Preferred Shares are still issued and outstanding on such date and the right of Conversion attached thereto has not theretofore been exercised with respect to such Series C Preferred Shares, and pay to the Series C Preferred Holder the applicable Milestone Redemption Price for such shares.

29.9.2

Notice of Redemption

In the case of Redemption of the Series C Preferred Shares, the Company shall, not more than five Business Days after a Milestone Date, mail to the Series C Preferred Holder of the Series C Preferred Shares to be redeemed pursuant to such Milestone a notice in writing of the intention of the Company to redeem such Series C Preferred Shares (“Redemption Notice”).  Such Redemption Notice shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, or (d) personally delivered, in each case properly addressed to the Series C Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series C Preferred Holder not so appearing then to the last known address of the Series C Preferred Holder with the effective date of the notice being the actual date of receipt by the recipient of such notice and shall set out the applicable number of shares being redeemed, the Milestone Redemption Price and the Redemption Date for such Redemption, the date upon which the Series C Preferred Shares called for Redemption must be received by the Company, as well as the place designated for Redemption.

29.9.3

Procedure for Redemption

(a)

On any Redemption Date, in accordance with a Redemption Notice, the Company shall pay or cause to be paid in cash to or to the order of the Series C Preferred Holder of the Series C Preferred Shares to be redeemed the aggregate Milestone Redemption Price for such shares, on presentation and surrender at the registered office of the Company or any other place designated in such Redemption Notice of the certificate or certificates representing such Series C Preferred Shares called for Redemption.  If only part of the Series C Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such Series C Preferred Shares shall be issued to the Series C Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(b)

From and after the Redemption Date specified in any such Redemption Notice, the Series C Preferred Shares called for Redemption shall thereupon be redeemed and the Series C Preferred Holder shall not be entitled to exercise any of the rights in respect thereof unless payment of the applicable Milestone Redemption Price shall not be made upon presentation of a certificate or certificates in accordance with the foregoing provisions in which case the rights of the Series C Preferred Holder shall remain unaffected.

(c)

The Series C Preferred Shares which are redeemed in accordance herewith shall be cancelled.

29.9.4

Redemption Subject to Applicable Law

If, upon the achievement of any Milestone described in Article 29.7.1, the Company is not permitted by insolvency provisions or other provisions of applicable law to redeem all or any portion of the Series C Preferred Shares required to be redeemed hereunder (if not otherwise converted, as the case may be), the Company shall, pursuant to the terms of this Article 29.9, redeem only the maximum number of Series C Preferred Shares (as determined in good faith by the Board of Directors of the Company) it is then permitted to redeem and shall make any payment to the holder of the Series C Preferred Shares required by Section 2.4.4.1 of the Stock Purchase Agreement.

29.9.5

Expiry Redemption

On or after 8 years following the date of the Stock Purchase Agreement (the “Preferred Share Expiry Date”), the Company may, or upon termination of the License Agreement the Company shall, in accordance with this Article 29.9, redeem all of the Series C Preferred Shares then still issued and outstanding as of the Preferred Share Expiry Date or as of the date the License Agreement is terminated, as the case may be, for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 (the “Expiry Redemption”).  Notwithstanding such Expiry Redemption of the Series C Preferred Shares, the Company shall continue to be obligated to pay the Series C Preferred Holder all unpaid Milestone Payments that are or would otherwise become payable under Article 29.7.1 herein in cash under Section 4.1(b) or 4.3 of the License Agreement within ten Business Days following the achievement or occurrence of the corresponding Milestones.

29.10

ADJUSTMENTS

29.10.1

Adjustment for Corporate Reorganization

If and whenever there is a Corporate Reorganization other than a Change in Control Corporate Reorganization in which the Common Shares (but not the Series C Preferred Shares) are converted into or exchanged for securities, cash or other property, and the Series C Preferred Holder holds Series C Preferred Shares which have not been converted or redeemed (or are not to be converted or redeemed) prior to the record date for such Corporate Reorganization, then following such Corporate Reorganization, upon the exercise of the rights of Conversion provided hereby at any time after the record date of such Corporate Reorganization, in lieu of the Common Shares to which the Series C Preferred Holder would theretofore have been entitled upon Conversion, the Series C Preferred Holder would be entitled to receive such securities, cash or other property (as determined in good faith by the Board of Directors of the Company); provided that if such securities, cash or other property are not listed and posted for trading on a Stock Exchange and, as a result, the Conversion Price could not be calculated as of a Conversion Date, such Corporate Reorganization shall be deemed to be a Change of Control for purposes of Section 11.2 of the Stock Purchase Agreement and Article 29.8.4 hereof.

29.10.2

Adjustment for Other Dilutive Events

If and whenever at any time any event shall occur as to which the provisions of Article 29.10.1 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of Conversion or other rights and privileges attached to the Series C Preferred Shares in accordance with the essential intent and principles of this Article 29 or, if strictly applicable would not fairly protect the rights of Conversion or other rights and privileges attached to the Series C Preferred Shares in accordance with such essential intent and principles, then the Company shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Article 29.10, necessary to preserve, without dilution, the rights of Conversion and other rights and privileges attached to the Series C Preferred Shares.

29.10.3

Notice of Adjustment

Upon the occurrence of any of the events listed in this Article 29.10, then and in each such case the Company shall give written notice of the adjustment and how it was calculated, addressed to the Series C Preferred Holder.  Such notice shall set forth the adjustment contemplated hereby (including the kind and amount of securities, cash or other property into which the Series C Preferred Shares are convertible).  Such notice shall either be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, or (d) personally delivered, in each case properly addressed to the Series C Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series C Preferred Holder not so appearing then to the last known at the address of the Series C Preferred Holder.

29.11

TRANSFER

The Series C Preferred Shares shall be non-transferable except by the Series C Preferred Holder to an Affiliate or to a third party in connection with a sale of all or substantially all of such Series C Preferred Holder’s business to which the License Agreement relates.

Schedule 2.4.3

FORM OF OPINION – FREELY RESALEABLE COMMON SHARES

, 200_

Hybridon, Inc.

345 Vassar Street

Cambridge, Massachusetts

02139, USA

Pacific Corporate Trust Company

625 Howe Street

10th Floor

Vancouver, British Columbia

V6C 3B8

Dear Sirs/Madams:

Re:

Micrologix Biotech Inc. (the “Company”) –
Issuance of Common Shares

We have acted as counsel to the Company in connection with the subscription for and the issuance of 5,500,000 Redeemable, Convertible Preferred shares, Series C, in the capital of the Company (the “Payment Shares”) by Hybridon, Inc. (“Hybridon”) pursuant to a stock purchase agreement entered into between the Company and Hybridon as of December 17, 2002 (the “Stock Purchase Agreement”) and in connection with the conversion of _____ Payment Shares into _____Common shares in the capital of the Company (the “Common Shares”) as of ________, 200_.

This opinion is being delivered to you pursuant to subparagraph 2.4.3 of the Stock Purchase Agreement and Article 29.8.5 of Part 29 of the Company’s amended Articles filed with the Registrar of Companies of British Columbia on December 16, 2002.

SCOPE OF INQUIRIES

We have examined (i) two certificates, one dated as of December 17, 2002 and one dated on or about the date hereof, issued by the British Columbia Securities Commission pursuant to Section 77 of the Securities Act (British Columbia) (or any successor legislative provisions thereto) (the “BC Act”), copies of which certificates are attached hereto (the “Certificates”), (ii) the share certificates issued to Hybridon representing the Payment Shares and the Common Shares acquired upon conversion of the Payment Shares (iii) such statutes and regulations, corporate records, certificates and other documents and have considered such questions of law and have made such other examinations, searches and investigations as we have considered relevant and necessary as a basis for the opinions hereinafter set forth.  In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified, or true copies or reproductions.

Except as expressly stated herein, we have not undertaken any independent investigation to verify the accuracy or completeness of these assumptions.  In the course of giving this opinion, nothing has come to our attention which leads us to believe that any of these assumptions are incorrect in any material respects.

JURISDICTION

We are qualified to practice law in the Province of British Columbia and we have not made an examination of the laws of any jurisdiction other than Canada and the Province of British Columbia.  The opinions hereinafter expressed are based on the legislation and regulations in effect in the Province of British Columbia on the date hereof.

RELIANCE

Our opinion with respect to the Company being a reporting issuer is based solely upon the Certificates.  In connection with our opinion that the Company is a “qualifying issuer” in paragraph 2 below, we have relied upon the certification of an officer of the Company dated  , a copy of which is attached hereto as Schedule “A”, that the Company is an issuer that (i) has not been notified by the qualified market that it does not meet the requirements to maintain the listing of its equity securities on such qualified market and is not designated inactive, suspended or the equivalent, and (ii) if it has received a notice in writing from any regulator that its current AIF, including any technical reports, is unacceptable, has satisfied the regulator that its current AIF is acceptable.

ASSUMPTIONS

We have assumed that:

(a)

the trade is not a “control distribution”, (as defined in Multilateral Instrument 45-102 Resale of Securities, or any successor legislative provisions thereto) (“MI 45-102”)

(b)

no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade; and

(c)

no commission, consideration or other remuneration has been paid to a person or company in respect of the trade.

OPINION

Based on and subject to the foregoing, we are of the opinion that:

1.

The Company is a “reporting issuer” (as defined in MI 45-102) in a jurisdiction listed in Appendix B of MI 45-102.

2.

The Company is a “qualifying issuer” as defined in MI 45-102.

3.

The sale by Hybridon of Common Shares acquired upon conversion of the Payment Shares will not be subject to the prospectus requirements under the BC Act or regulations and rules thereunder.  Such Common Shares will not be subject to any hold period and no filing, proceeding, approval, consent or authorization under the BC Act or the applicable rules of The Toronto Stock Exchange is required to permit the trading of such Common Shares in British Columbia, or through the facilities of The Toronto Stock Exchange.

This opinion is rendered solely to the addressees listed above in connection with the transaction described above and is for their sole use.  This opinion may not be used or relied upon by any other person or in connection with any other transaction, or quoted from or referred to in any other document without our prior written agreement.

Yours truly,

SCHEDULE A

MICROLOGIX BIOTECH INC.

(the “Company”)

GENERAL CORPORATE CERTIFICATE

To:

Farris, Vaughan, Wills & Murphy

The undersigned, ARTHUR J. AYRES, being the Vice President Finance and Chief Financial Officer of the Company, hereby certifies on behalf of the Company and not in any personal capacity.

The Company is an issuer that:

(a)

has a current AIF (as defined in MI 45-102) filed on SEDAR;

(b)

has a class of equity securities listed or quoted on a qualified market (as defined in MI 45-102), has not been notified by the qualified market that it does not meet the requirements to maintain that listing or quotation and is not designated inactive, suspended or the equivalent; and

(c)

if it has received a notice in writing from any regulator that its current AIF, including any technical reports, is unacceptable, has satisfied the regulator that its current AIF is acceptable.

THIS GENERAL CORPORATE CERTIFICATE is executed at Vancouver, British Columbia this ___day of .

MICROLOGIX BIOTECH INC.

By:  _________________________

ARTHUR J. AYRES

Vice President Finance

Chief Financial Officer

Schedule 5

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:

Registrar and Transfer Agent for the Common Shares of Micrologix Biotech Inc. (the “Company”).

The undersigned (A) acknowledges that the sale of securities of the Company to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), and (B) certifies that (1) the undersigned is not an “affiliate” of the Company (as that term is defined in Rule 405 under the 1933 Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange, the Montreal Exchange or the Canadian Venture Exchange, and neither the seller nor any person acting on their behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the 1933 Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

By:   _______________________

Dated:   _____________________

        Signature

Name (please print) _______________________

Schedule 5.1.1

LEGEND FOR PAYMENT SHARES

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO MICROLOGIX; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT; (C) IN COMPLIANCE WITH RULE 144 OR RULE 144A UNDER THE 1933 ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO MICROLOGIX, IF REASONABLY REQUESTED BY MICROLOGIX, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO MICROLOGIX. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

Schedule 5.1.2

LEGEND FOR COMMON SHARES

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO MICROLOGIX; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT; (C) IN COMPLIANCE WITH RULE 144 OR RULE 144A UNDER THE 1933 ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO MICROLOGIX, IF REASONABLY REQUESTED BY MICROLOGIX, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO MICROLOGIX. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

Schedule 7.1

THE TORONTO STOCK EXCHANGE

PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1.

DESCRIPTION OF TRANSACTION

(a)

Name of issuer of the Securities: _____________________________________________________

(b)

Number and Class of Securities to be Purchased: ________________________________________

(c)

Purchase Price: __________________________________________________________________

2.

DETAILS OF PURCHASER

(a)

Name of Purchaser: _______________________________________________________________

(b)

Address: ________________________________________________________________________

(c)

Name and address of persons having a greater than 10% beneficial interest in the purchaser: _______________________________________________________________________

3.

RELATIONSHIP TO ISSUER

(a)

Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)?  If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider.

 _______________________________________________________________________

 _______________________________________________________________________

 _______________________________________________________________________

(b)

If the answer to (a) is “no”, are the purchaser and the issuer controlled by the same person or company?  If so, give details.

______________________________________________________________________

 ______________________________________________________________________

4.

DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof.

______________________________________________________________________

 ______________________________________________________________________

UNDERTAKING

TO:

The Toronto Stock Exchange

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED AT __________________________ this _____ day of _______________, 2002

_____________________________________

(Name of Purchaser – please print)

_____________________________________

(Authorized Signature)

_____________________________________

(Official Capacity – please print)

(please print here name of individual

whose signature appears above, if

different from name of purchaser

 printed above)

Schedule 8.3

FORM OF OPINION – ISSUANCE OF PAYMENT SHARES AND COMMON SHARES

December 17, 2002

Hybridon, Inc.

345 Vassar Street

Cambridge, Massachusetts

02139, USA

Dear Sirs/Madams:

Re:

Micrologix Biotech Inc. (the “Company”) –
Issuance of 5,500,000 Payment Shares

We have acted as counsel to the Company in connection with the subscription for and the issuance of 5,500,000 Redeemable, Convertible Preferred shares, Series C, in the capital of the Company (the “Payment Shares”) by Hybridon, Inc. (“Hybridon”) pursuant to a stock purchase agreement entered into between the Company and Hybridon as of the date hereof (the “Stock Purchase Agreement”).

As counsel to the Company, we have acted in connection with the negotiation, execution and delivery by it of the Stock Purchase Agreement.  All terms used in this opinion that are defined in the Stock Purchase Agreement and are not otherwise defined herein will have the same meaning herein as in the Stock Purchase Agreement.

We have also acted as counsel to the Company in connection with the negotiation of a collaboration and license agreement entered into between Hybridon and the Company dated September 11, 2002.

We have also acted as counsel in connection with the preparation of Part 29 of the Company’s amended Articles filed with the Registrar of Companies of British Columbia on December 16, 2002, being referred to as the “Special Rights and Restrictions”.

This opinion is being delivered to you pursuant to subparagraph 8.3 of the Stock Purchase Agreement.

SCOPE OF INQUIRIES

We have examined such statutes and regulations, corporate records, certificates and other documents and have considered such questions of law and have made such other examinations, searches and investigations as we have considered relevant and necessary as a basis for the opinions hereinafter set forth.  In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified, or true copies or reproductions.  We have also assumed, for the purposes of the opinions expressed herein, that all agreements and other documents, including, without limitation, the Stock Purchase Agreement, have been duly authorized, executed and delivered by all of the parties thereto other than the Company and are binding upon and enforceable against such other parties.

We have not undertaken any independent investigation to verify the accuracy or completeness of these assumptions.  In the course of giving this opinion, nothing has come to our attention which leads us to believe that any of these assumptions are incorrect in any material respects.

Whenever a statement herein is qualified by the expressions “to our knowledge” or similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the record, documents, instruments and certificates described below and the current actual knowledge of the lawyers in this firm who have devoted substantial attention to the offering, sale and delivery of the Payment Shares and the Stock Purchase Agreement (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion.

JURISDICTION

We are qualified to express opinions solely with respect to the laws of the Province of British Columbia and federal laws applicable therein, and accordingly, we express no opinion as to the laws of any other jurisdiction.

RELIANCE

As to various questions of fact material to this opinion, we have relied upon a certification of an officer of the Company dated December 17, 2002, a copy of which is attached hereto as Schedule “A”.

OPINION

Based on and subject to the foregoing, we are of the opinion that:

1.

The Payment Shares have been duly and validly allotted and issued as fully paid and non-assessable Preferred shares in the capital of the Company.

2.

The Common shares in the capital of the Company (the “Common Shares”) have been duly and validly reserved by the Company for allotment and issue upon the valid conversion of the Payment Shares, and upon such valid conversion of such Payment Shares in accordance with the terms of the Special Rights and Restrictions, the Common Shares will be duly and validly allotted and issued as fully paid and non-assessable Common Shares of the Company.

3.

The Company is a company duly continued and validly existing as a company in good standing under the laws of British Columbia and has all requisite corporate power and authority to conduct its business as it is described in the Company’s Form 20-F for the fiscal year ended April 30, 2002 as filed with the United States Securities and Exchange Commission.

4.

The authorized capital of the Company consists of 400,000,000 shares divided into: (i) 300,000,000 Common Shares without par value; and (ii) 100,000,000 Preferred shares without par value. As of the date hereof (and immediately prior to the issuance of the Payment Shares), there are 47,372,159 Common Shares issued and outstanding and 1,350,000 Preferred shares issued and outstanding of which 350,000 are Redeemable, Convertible Preferred shares, Series A, in the capital of the Company; and 1,000,000 are Redeemable, Convertible Preferred shares, Series B, in the capital of the Company.

5.

The execution and delivery by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Stock Purchase Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.

The execution, delivery and performance of the Stock Purchase Agreement and the consummation of the transactions contemplated by the Stock Purchase Agreement will not to our knowledge:

(a)

constitute or result in the Company being in violation of or in breach of any provision of its Memorandum or Articles, or

(b)

violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

7.

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency in Canada is required on the part of the Company in connection with the offer, issuance and delivery of the Payment Shares, the issuance and delivery of the Common Shares issuable upon conversion of the Payment Shares or the other transactions to be consummated at the closing of the sale and purchase of the Payment Shares under the Stock Purchase Agreement (the “Closing”), as contemplated by the Stock Purchase Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings as are required to be made after the Closing under applicable securities laws in British Columbia and under the applicable requirements of The Toronto Stock Exchange.

8.

Based on the representations made by Hybridon in Sections 3 and 4 of the Stock Purchase Agreement, the offer and issuance of the Payment Shares to Hybridon will be in compliance with applicable securities laws in British Columbia and the applicable requirements of The Toronto Stock Exchange.

QUALIFICATIONS

This opinion is subject to the following limitations, qualifications, assumptions and exceptions:

(a)

the headings appearing in this opinion are for the convenience of reference only and in no way limit or enlarge the scope or meaning of the opinions expressed above;

(b)

we express no opinion as to:

(i)

the enforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other rights or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

(ii)

provisions prohibiting waivers of any terms or provisions of the Stock Purchase Agreement other than in writing, or prohibiting oral modifications thereof or modifications by course of dealing to the extent such provisions are inconsistent with applicable law; and

(iii)

as to whether or not the Stock Purchase Agreement is voidable on the basis of mistake, misrepresentation, duress or undue influence;

(c)

our opinions with respect to enforceability of Stock Purchase Agreement are subject to the qualifications that:

(i)

enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, arrangement, moratorium, winding-up, reconstruction and other similar laws of general application affecting the enforcement of creditors’ rights;

(ii)

principles of equity generally applicable, at the discretion of the courts, to the interpretation and enforcement of all contracts and agreements including, in particular the availability of equitable remedies such as specific performance and injunctions; and

(iii)

right to indemnity, contribution and waiver may be limited by applicable laws;

(d)

our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts;

(e)

no opinion is expressed as to any specific remedy that may be granted, imposed or rendered with respect to the breach of, or failure to comply with any agreement; and

(f)

our opinions are limited to laws and regulations normally applicable to transactions of the type contemplated in the Stock Purchase Agreement and do not extend to licenses, permits and approvals necessary for the conduct of the business of the Company.  Further, we express no opinion as to the effect of or compliance with any provincial or federal laws or regulations applicable to the transactions contemplated by the Stock Purchase Agreement because of the nature of the business of any party thereto other than the Company.

This opinion is rendered solely to the addressee listed above in connection with the offering and sale of the Payment Shares to Hybridon. This opinion may not be used or relied upon by any other person or in connection with any other transaction, or quoted from or referred to in any other document without our prior written agreement.

Yours truly,

SCHEDULE A

MICROLOGIX BIOTECH INC.

(the “Company”)

GENERAL CORPORATE CERTIFICATE

To:

Farris, Vaughan, Wills & Murphy

The undersigned, ARTHUR J. AYRES, being the Vice President Finance and Chief Financial Officer of the Company, hereby certifies on behalf of the Company and not in any personal capacity:

1.

Incorporation.  The Company has been duly continued and is a valid and subsisting Company under the laws of the Province of British Columbia, and no acts or proceedings have been taken by the Company in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of the Company.

2.

Authorized Capital.  The authorized capital of the Company consists of 400,000,000 shares divided into: (i) 300,000,000 Common Shares without par value; and (ii) 100,000,000 Preferred shares without par value.  As of the date hereof (and immediately prior to the issuance of the Payment Shares), there are 47,372,159 Common Shares issued and outstanding and 1,350,000 Preferred shares issued and outstanding of which 350,000 are Redeemable, Convertible Preferred shares, Series A, in the capital of the Company; and 1,000,000 are Redeemable, Convertible Preferred shares, Series B, in the capital of the Company.

3.

Fully Paid Shares.  Full payment has been received by the Company for all the “Payment Shares” (as defined in the Stock Purchase Agreement).

4.

Approvals, Consents.  No approval, consent or filing with any governmental authority or other body or agency having jurisdiction over the Company is required in connection with the issue of the Payment Shares, the issuance and delivery of the Common Shares issuable upon conversion of the Payment Shares or the other transactions to be consummated at the Closing, as contemplated by the Stock Purchase Agreement, other than those which have been obtained as of the date hereof or are required in the ordinary course.

5.

No Default.  The execution, delivery and performance of the Stock Purchase Agreement and the consummation of the transactions contemplated by the Stock Purchase Agreement will not:

(a)

constitute or result in the Company being in violation of or in default under any provision of its Memorandum or Articles, or

(b)

violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

6.

Directors.  The persons named below have been duly elected and qualified and, with the exception of William J. (Bud) Foran as noted below, at all material times hereto have been the directors of the Company:

James M. DeMesa
Steven Gillis
Ken Galbraith
David Scott
Colin R. Mallet
Robert W. Rieder William J. (Bud) Foran. Mr. Foran retired from the Board of Directors as of September 12, 2002.

THIS GENERAL CORPORATE CERTIFICATE is executed at Vancouver, British Columbia this 17th day of December, 2002.

MICROLOGIX BIOTECH INC.

By:  _________________________

ARTHUR J. AYRES

Vice President Finance

Chief Financial Officer